Exhibit 10.1

FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF

FEDERAL/LION VENTURE LP

THIS FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF FEDERAL/LION VENTURE LP (this “Amendment”) is made effective as of January 1, 2006 by and among FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (“Federal”), FEDERAL/LPF GP, INC., a Delaware corporation (“Federal GP”), CLPF-FEDERAL, L.P. a Delaware limited partnership (Fund”) and CLPF-FEDERAL GP, LLC (Fund GP”), a Delaware limited liability company.

RECITALS

A. Federal, as a limited partner, Federal GP, as a general partner, the Fund, as a limited partner and Fund GP, as a general partner, are parties to that certain Limited Partnership Agreement of Federal/Lion Venture LP dated as of July 1, 2004 (“Original Partnership Agreement”).

B. Federal, Federal GP, the Fund and Fund GP have agreed to modify certain terms and provisions of the Original Partnership Agreement as provided in this Amendment.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Recitals/Definitions. The foregoing Recitals are hereby incorporated by this reference and made a substantive part hereof. All capitalized terms used in this Amendment, whether or not otherwise defined herein, shall have the meanings for such terms set forth in the Original Partnership Agreement. Further, from and after the date hereof, all references in the Original Partnership Agreement to the “Agreement” shall mean and refer to the Original Partnership Agreement as modified by this Amendment.

2. Effectiveness. Except as otherwise expressly provided in Paragraph 6 of this Amendment below, this Amendment and the terms and provisions set forth herein shall be effective and apply only to Qualified Properties acquired by the Partnership from and after January 1, 2006. All of the terms and provisions set forth in the Original Partnership Agreement, without regard to, or modification by, this Amendment, shall continue to apply to all Qualified Properties acquired by the Partnership prior to January 1, 2006.

3. Promote Amount. The definition of Promote Amount set forth in Section 1.1 of the Original Partnership Agreement is hereby modified as follows:

(a) by deleting the reference to “8.75%” in the first sentence thereof and replacing it with “8.25%;” and

(b) by deleting the reference to “2.1875%” in the third sentence thereof and replacing it with “2.0625%.”

4. Limitation on Partnership Indebtedness. Section 3.8(a) of the Original Partnership Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

The total debt (other than trade payables in the ordinary course of business) of the Partnership (including debt of any SP Subsidiary and any debt secured by any Qualified Property) shall not exceed sixty-five percent (65%) of the aggregate unreturned IRR Contributions made by the Partners to the Partnership which, when all Capital Commitments described on Schedule 2 attached hereto have been fully contributed, shall be $227,500,000 of maximum debt.

5. Net Cash Flow from Sales. Section 7.1(c) of the Original Partnership Agreement is hereby deleted in its entirety and replaced with the following:

(c) Net Cash from Sales. Except upon liquidation, each Partner shall have the right to receive, within thirty (30) days after the Partnership derives any Net Cash from Sales from a Qualified Property (each date upon which the Partnership distributes Net Cash from Sales being referred to herein as a “Sales Proceeds Distribution Date”), a distribution of such Net Cash from Sales determined as provided in this Section 7.1(c). On the Sales Proceeds Distribution Date, the Partnership shall allocate the Net Cash from Sales derived from a Qualified Property to the Partners as follows:

(i) First, to the Promoted Limited Partner(s), pari passu and pro rata in accordance with the then outstanding balances of their respective Promote Accounts for the applicable Qualified Property to be applied toward the reduction of each such Promoted Limited Partner’s Promote Account for such Qualified Property, until the outstanding balance of the Promoted Limited Partner’s Promote Account for such Qualified Property has been reduced to zero;

(ii) Second, to the Partners, pari passu and pro rata in accordance with the then outstanding balances of their respective Capital Contributions Accounts for such Qualified Property to be applied toward the reduction of such Capital Contributions Accounts, until the outstanding balance of each such Capital Contributions Account is reduced to zero;

(iii) Third, to the Fund Partners, until the Fund Partners have received, collectively and in the aggregate pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and this 7.1(c)(iii), amounts sufficient to provide the Fund Partners with an IRR equal to 9.0%;

(iv) Fourth, to the Federal Partners, until the Federal Partners have received, collectively and in the aggregate pursuant to this Section 7.1(c)(iv), an amount equal to the product of (x) the Federal Partners’ collective Percentage Interests as of the Sales Proceeds Distribution Date, multiplied by (y) an amount equal to the aggregate amount distributed to the Fund Partners pursuant to Section 7.1(c)(iii) above divided by the aggregate Percentage Interests of the Fund Partners as of such Sales Proceeds Distribution Date; and

(v) Fifth, to the Partners pro rata in accordance with their Percentage Interests (as such Percentage Interests may be adjusted from time to time in accordance with this Agreement), until the Fund Partners have received, collectively and in the aggregate pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), 7.1(c)(iii), and this 7.1(c)(v), amounts sufficient to provide the Fund Partners with an IRR equal to 10.0%; and

(vi) Sixth, all remaining Net Cash from Sales from such Qualified Property shall be distributed pro rata (1) twenty percent (20%) to Federal and (2) eighty percent (80%) to the Partners pro-rata in accordance with their Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement).

Notwithstanding anything to the contrary stated in this Section 7.1(c) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Sales Proceeds Distribution Date, then all Net Cash from Sales otherwise distributable to the Defaulting Partner who is the “borrower” under each such Default Loan on such Sales Proceeds Distribution Date pursuant to the foregoing provisions of this Section 7.1(c) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof. Net Cash from Sales shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

6. Notices. Section 12.1(b) of the Original Partnership Agreement is hereby amended by deleting the notice address for Shaw Pittman LLP. Notwithstanding anything to the contrary stated or implied in this Amendment, this Paragraph 6 will be effective and apply to all operations of the Partnership from and after the effective date of this Amendment and to all Qualified Properties (whether such Qualified Properties were acquired prior to or after the effective date of this Amendment).

7. Schedule 1. Schedule 1 to the Original Partnership Agreement is hereby amended by deleting the line item identified as “Projected Returns” and replacing it with the following:

Projected Returns: 5.75% to 6.50% Cap Rates; 7.25% to 8.00% unleveraged IRR

8. Representations and Warranties. Each party hereto hereby makes the following representations and warranties to the other parties all of which are material and are made to induce such other parties to enter into this Amendment.

(a) The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or constitute a default in any agreement to which the representing party is a party.

(b) Such party (i) is duly formed or organized and validly existing and in good standing under the laws of the State of its formation or incorporation, as the case may be, and (ii) has full power, legal capacity and authority to execute and deliver this Amendment and the documents contemplated hereby.

(c) This Amendment has been duly authorized, executed and delivered by such party and is enforceable against such party in accordance with its terms.

9. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.

10. Conflicts. To the extent, if any, that a provision of this Amendment conflicts with or differs from any provision of the Original Partnership Agreement with respect to the Qualified Properties for which this Amendment is applicable, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

11. Ratification. Except as expressly modified hereby, the Original Partnership Agreement is hereby ratified and affirmed for all purposes and in all respects.

12. Facsimile; Counterparts. Signatures to this Amendment transmitted by facsimile or telecopy shall be binding on the party transmitting such signatures and such party shall not use as a defense against the enforceability of this Amendment the fact that such signature so transmitted is not original. Notwithstanding the foregoing, each party hereby agrees to cooperate in the execution and delivery of original counterpart versions of this Amendment, which, when delivered shall replace and supersede any facsimile hereof. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Amendment be effective unless and until signed by all parties hereto.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

Federal GP		Federal

FEDERAL/LPF GP, Inc., a Delaware Corporation		FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust

By:	/s/ Dawn M. Becker	By:	/s/ Dawn M. Becker
	Dawn M. Becker		Dawn M. Becker
	Vice President-General Counsel and Secretary		Executive Vice President-General Counsel and Secretary

Fund GP			Fund

CLPF-FEDERAL GP, LLC, a Delaware limited liability company			CLPF-FEDERAL, L.P. a Delaware limited Partnership

By:		CLPF-Federal, L.P., a Delaware limited partnership, its sole member	By:		CLPF-Lion/Federal LP, LLC, a Delaware limited liability company, its sole general partner

By:		CLPF-Lion/Federal LP, LLC, a Delaware limited liability company, its sole general Partner	By:		Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

By:		Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member	By:		CLPF-Holdings, LLC, a Delaware limited liability company, its general partner

By:		CLPF-Holdings, LLC, a Delaware limited Liability company, its general partner	By:		Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

By:		Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member	By:		Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

By:		Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member	By:		ING Clarion Partners, LLC, a New York limited liability company, its manager

By:		ING Clarion Partners, LLC, a New York limited liability company, its manager		By:	/s/ Steve Hansen
Steve Hansen
Authorized Signatory
	By:	/s/ Steve Hansen
Steve Hansen
Authorized Signatory

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